EXHIBIT 23.4

                            CONSENT OF RYDER SCOTT COMPANY


               We hereby consent to the reference to our firm under the caption "Experts" and the reference to the results of our reserve review letter, dated January 1, 1995 (the "Reserve Review Letter"), in the Registration Statement and related Prospectus of Cairn Energy USA, Inc. (the "Company") on Form S-3 and to the incorporation by reference therein of references to our firm and to the Reserve Review Letter in the Company's Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                        /s/ RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS
                                        Ryder Scott Company
                                        Petroleum Engineers


          Houston, Texas
          May 8, 1995
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